EXHIBIT 99.1

Arbor Realty Trust Reports First Quarter 2015 Results and Increases Common Stock Dividend by 15.4%

First Quarter Highlights:
-	Net income of $15.0 million, or $0.30 per diluted common share
-	AFFO of $18.2 million, or $0.36 per diluted common share1
-	Declares cash dividend on common stock of $0.15 per share, a 15.4% increase
-	Redeemed legacy CDOs I and II as well as CLO II; releasing approximately $30 million of cash equity previously held in these vehicles
-	Closed a fourth collateralized securitization vehicle totaling $300 million with improved borrowing costs
-	Improved funding sources by adding two warehouse facilities totaling $175 million used primarily for CDO/CLO redemptions
-	Recorded gains of $4.0 million from the sales of real estate assets
-	Earned $3.0 million from new equity investments in a residential mortgage banking business
-	Originated $210 million of new loans and acquired a $116 million defaulted first mortgage
-	GAAP book value per common share of $9.06
-	Declares cash dividends on Series A, Series B and Series C preferred stock

Recent Developments:

-
The $116 million defaulted first mortgage acquired in the first quarter of 2015 paid off in April 2015 resulting in the expected recognition of approximately $6.5 million of income in the second quarter of 2015

Uniondale, NY, May 1, 2015 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the first quarter ended March 31, 2015.  Arbor reported net income for the quarter of $15.0 million, or $0.30 per diluted common share, compared to $5.9 million, or $0.12 per diluted common share for the quarter ended March 31, 2014. Adjusted funds from operations (“AFFO”) for the quarter was $18.2 million, or $0.36 per diluted common share, compared to $7.9 million, or $0.16 per diluted common share for the quarter ended March 31, 2014.1

Arbor Realty Trust Reports First Quarter 2015 Results and Increases Common Stock Dividend by 15.4%

May 1, 2015	Page 2

Portfolio Activity

Loan and investment portfolio activity during the first quarter of 2015 consisted of:

•	14 new loan originations totaling $209.9 million, of which 12 were bridge loans for $193.9 million.

•	One defaulted first mortgage note acquisition for $116.0 million.

•	Payoffs and pay downs on 15 loans totaling $173.9 million.

At March 31, 2015, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was approximately $1.75 billion, with a weighted average current interest pay rate of 5.47%, compared to $1.60 billion and 5.44% at December 31, 2014.  Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.07% at March 31, 2015, compared to 6.16% at December 31, 2014.

The average balance of the Company’s loan and investment portfolio during the first quarter of 2015 and fourth quarter of 2014, excluding loan loss reserves, was $1.64 billion. The average yield on these assets for the quarter was 6.71%, compared to 6.43% for the fourth quarter of 2014. The increase in average yield was primarily due to an increase in income from the  acceleration of fees on early loan payoffs in the first quarter as compared to the fourth quarter.

At March 31, 2015, the Company’s total loan loss reserves were $116.5 million relating to 10 loans with an aggregate carrying value before loan loss reserves of $222.4 million. The Company also had three non-performing loans with a carrying value of $6.5 million, net of related loan loss reserves of $34.5 million.

During the first quarter, the Company acquired a $116.0 million defaulted first mortgage and closed on an $87.0 million warehouse repurchase facility to finance this acquisition.  The mortgage and related financing were repaid in full in April 2015. As a result, the Company expects to recognize income of approximately $6.5 million in the second quarter of 2015.

Financing Activity

The Company completed the unwind of two legacy collateralized debt obligations (“CDO I” and “CDO II”), redeeming $167.9 million of outstanding notes. The notes were repaid primarily from proceeds received from the refinancing of CDO I and CDO II’s remaining assets with a new $150.0 million warehouse repurchase facility and the Company’s existing financing facilities, as well as cash held by each CDO. The new facility has a two year term with a one year extension option and a spread of 212.5 basis points over LIBOR on senior mortgage loans.  As a result of this transaction, the Company generated approximately $30.0 million of cash equity that was previously held in these CDO vehicles, recorded an $11.0 million gain from the acceleration of deferred income and a $4.3 million loss from the termination of swaps related to these vehicles.

Arbor Realty Trust Reports First Quarter 2015 Results and Increases Common Stock Dividend by 15.4%

May 1, 2015	Page 3

The Company also completed the unwind of one of its collateralized loan obligations (“CLO II”). CLO II’s $177.0 million of outstanding notes were redeemed and repaid with proceeds received from the refinancing of CLO II’s $259.6 million of assets within the Company’s new and existing financing facilities.

In connection with the unwind of several of the Company’s CDO/CLO vehicles, the Company completed its fourth collateralized securitization vehicle ("CLO IV") totaling $300.0 million of real estate related assets and cash. An aggregate of $219.0 million of investment grade-rated notes were issued, and the Company retained an $81.0 million equity interest in the portfolio. The notes have an initial weighted average spread of 224 basis points over LIBOR, excluding fees and transaction costs. The facility has a two and a half year replenishment period that allows the principal proceeds from repayments of the collateral assets to be reinvested in qualifying replacement assets, subject to certain conditions. The $300.0 million of collateral included $50.0 million of additional capacity to finance future loans for a period of up to 120 days from the closing date of CLO IV.

The Company closed on a one year, $25.0 million warehouse facility to finance first mortgage loans on multifamily properties. The facility has an interest rate of 200 basis points over LIBOR.

The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2015 was approximately $1.25 billion with a weighted average interest rate including fees of 3.81%, as compared to approximately $1.23 billion and a rate of 4.07% at December 31, 2014. The average balance of debt that finances the Company’s loan and investment portfolio for the first quarter of 2015 and the fourth quarter of 2014 was approximately $1.20 billion. The average cost of borrowings for the first quarter was 4.71%, compared to 4.56% for the fourth quarter of 2014.  Excluding $2.0 million of accelerated deferred financing costs related to the CDO/CLO unwinds, the average cost of borrowings for the first quarter was 4.04%, as compared to 4.21% for the fourth quarter of 2014 excluding $1.1 million of accelerated deferred financing costs related to the unwind of CLO I.

The Company is subject to various financial covenants and restrictions under the terms of its CDO/CLO vehicles and financing facilities. The Company’s CDO/CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. The Company believes it was in compliance with all financial covenants and restrictions as of March 31, 2015 and as of the most recent determination dates in April 2015 as summarized in the chart below.

Arbor Realty Trust Reports First Quarter 2015 Results and Increases Common Stock Dividend by 15.4%

May 1, 2015	Page 4

Cash Flow Triggers	CDO III	CLO III	CLO IV

Overcollateralization (1)

Current	115.97%	133.33%	136.99%

Limit	105.60%	132.33%	135.99%

Pass / Fail	Pass	Pass	Pass

Interest Coverage (2)

Current	240.39%	296.97%	273.01%

Limit	105.60%	120.00%	120.00%

Pass / Fail	Pass	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO/CLO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

Other Transactions

The Company sold two real estate properties which were previously classified as held for sale for $18.8 million and recorded a gain on sale of $4.0 million.

The Company invested $9.6 million into a joint venture with the Company’s manager, Arbor Commercial Mortgage, LLC, for a non-controlling interest in a residential mortgage banking business.  The Company also invested $3.6 million through this joint venture in non-qualified residential mortgages purchased from the mortgage banking business’s origination platform.  During the first quarter of 2015, the Company recorded income of $3.0 million from these investments.

Common Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.15 per share of common stock for the quarter ended March 31, 2015, representing a 15.4% increase over the prior quarter dividend of $0.13 per share. The dividend is payable on June 1, 2015 to common stockholders of record on May 15, 2015. The ex-dividend date is May 13, 2015.

Arbor Realty Trust Reports First Quarter 2015 Results and Increases Common Stock Dividend by 15.4%

May 1, 2015	Page 5

Preferred Dividends

The Company announced today that its Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from March 1, 2015 through May 31, 2015. The dividends are payable on June 1, 2015 to stockholders of record on May 15, 2015. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available at www.arborrealtytrust.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 29162412.

After the live webcast, the call will remain available on the Company's website, www.arborrealtytrust.com, through June 1, 2015. In addition, a telephonic replay of the call will be available until May 8, 2015. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406  for international callers. Please use passcode 29162412.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multifamily and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate. For more information about Arbor Realty Trust, Inc., visit www.arborrealtytrust.com.

Arbor Realty Trust Reports First Quarter 2015 Results and Increases Common Stock Dividend by 15.4%

May 1, 2015	Page 6

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2014 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release.

Contacts:
Arbor Realty Trust, Inc.
Paul Elenio, Chief Financial Officer
516-506-4422
pelenio@arbor.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Investors:
The Ruth Group
Joseph Green
646-536-7013
jgreen@theruthgroup.com

Arbor Realty Trust Reports First Quarter 2015 Results and Increases Common Stock Dividend by 15.4%

May 1, 2015	Page 7

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	Quarter Ended March 31,
	2015	2014

Interest income	$27,209,395	$24,911,855
Interest expense	13,927,367	10,591,378
Net interest income	13,282,028	14,320,477

Other revenue:
Property operating income	8,450,343	9,258,088
Other income, net	36,000	858,396
Total other revenue	8,486,343	10,116,484

Other expenses:
Employee compensation and benefits	4,290,206	3,385,949
Selling and administrative	2,897,810	1,982,219
Property operating expenses	6,385,088	6,997,123
Depreciation and amortization	1,438,677	1,811,683
Impairment loss on real estate owned	-	250,000
Provision for loan losses (net of recoveries)	982,680	134,344
Management fee - related party	2,675,000	2,450,000
Total other expenses	18,669,461	17,011,318

Income before gain on acceleration of deferred income, loss on termination of swaps, gain on sale of real estate and income from equity affiliates	3,098,910	7,425,643
Gain on acceleration of deferred income	11,009,162	-
Loss on termination of swaps	(4,289,450)	-
Gain on sale of real estate	3,984,364	-
Income from equity affiliates	3,095,913	40,048

Net income	16,898,899	7,465,691

Preferred stock dividends	1,888,430	1,590,930

Net income attributable to Arbor Realty Trust, Inc. common stockholders	$15,010,469	$5,874,761

Basic earnings per common share	$0.30	$0.12

Diluted earnings per common share	$0.30	$0.12

Dividends declared per common share	$0.13	$0.13

Weighted average number of shares of common stock outstanding:

Basic	50,544,575	49,336,308

Diluted	50,832,736	49,752,813

Arbor Realty Trust Reports First Quarter 2015 Results and Increases Common Stock Dividend by 15.4%

May 1, 2015	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(Unaudited)
Assets:
Cash and cash equivalents	$105,434,483	$50,417,745
Restricted cash	26,788,686	218,100,529
Loans and investments, net	1,610,535,691	1,459,475,650
Available-for-sale securities, at fair value	2,558,498	2,499,709
Investments in equity affiliates	21,183,938	4,869,066
Real estate owned, net	84,077,726	84,925,641
Real estate held-for-sale, net	-	14,381,733
Due from related party	10,995	36,515
Other assets	51,100,398	45,716,002
Total assets	$1,901,690,415	$1,880,422,590

Liabilities and Equity:
Credit facilities and repurchase agreements	$397,975,374	$180,386,200
Collateralized loan obligations	500,250,000	458,250,000
Collateralized debt obligations	87,659,614	331,395,126
Senior unsecured notes	97,860,025	97,860,025
Junior subordinated notes to subsidiary trust issuing preferred securities	159,969,563	159,833,260
Notes payable	2,300,000	1,300,000
Mortgage note payable – real estate owned	27,155,000	21,865,136
Mortgage note payable – real estate held-for-sale	-	9,119,221
Due to related party	1,448,332	2,653,333
Due to borrowers	29,983,064	32,972,606
Other liabilities	46,163,241	49,332,212
Total liabilities	1,350,764,213	1,344,967,119

Equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding at March 31, 2015 and December 31, 2014; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding at March 31, 2015 and December 31, 2014; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding at March 31, 2015 and December 31, 2014	89,295,905	89,295,905
Common stock, $0.01 par value: 500,000,000 shares authorized; 53,593,769 shares issued, 50,943,002 shares outstanding at March 31, 2015 and 53,128,075 shares issued, 50,477,308 shares outstanding at December 31, 2014	535,937	531,280
Additional paid-in capital	631,568,183	629,880,774
Treasury stock, at cost - 2,650,767 shares at March 31, 2015 and December 31, 2014	(17,100,916)	(17,100,916)
Accumulated deficit	(144,038,797)	(152,483,322)
Accumulated other comprehensive loss	(9,334,110)	(14,668,250)
Total equity	550,926,202	535,455,471
Total liabilities and equity	$1,901,690,415	$1,880,422,590

Arbor Realty Trust Reports First Quarter 2015 Results and Increases Common Stock Dividend by 15.4%

May 1, 2015	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Supplemental Schedule of Non-GAAP Financial Measures -
Funds from Operations and Adjusted Funds from Operations
(Unaudited)

	Quarter Ended March 31,
	2015	2014

Net income attributable to Arbor Realty Trust, Inc. common stockholders	$15,010,469	$5,874,761

Subtract:
Gain on sale of real estate	(3,984,364)	-
Add:
Impairment loss on real estate owned	-	250,000
Depreciation - real estate owned and held-for-sale	1,438,677	1,811,683
Depreciation - investments in equity affiliates	46,310	69,370

Funds from operations ("FFO")	$12,511,092	$8,005,814

Subtract:
Impairment loss on real estate owned	-	(250,000)
Add:
Gain on sale of real estate	3,984,364	-
Stock-based compensation	1,692,066	147,016

Adjusted funds from operations ("AFFO")	$18,187,522	$7,902,830

Diluted FFO per common share	$0.25	$0.16

Diluted AFFO per common share	$0.36	$0.16

Diluted weighted average shares outstanding	50,832,736	49,752,813

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, as well as the add-back of impairment losses on real estate and gains/losses on sales of real estate. The Company is generally not in the business of operating real estate owned property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company's loans to maximize the value of the collateral and minimize the Company's exposure. Therefore, the Company deems such impairment and gains/losses on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company's initial investment.

FFO and AFFO are not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.